EXHIBIT 25.1

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)     |__|

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank) One Wall Street, New York, N.Y. (Address of principal executive offices)	13-5160382 (I.R.S. employer identification no.) 10286 (Zip code)

Hub International Limited
(Exact name of obligor as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization) 55 East Jackson Boulevard Chicago, IL (Address of principal executive offices)	36-4412416 (I.R.S. employer identification no.) 60604 (Zip code)

Senior Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York Federal Reserve Bank of New York Federal Deposit Insurance Corporation New York Clearing House Association	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203 33 Liberty Plaza, New York, N.Y. 10045 Washington, D.C. 20429 New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 7th day of July, 2003.

THE BANK OF NEW YORK

By:	/s/ ROBERT A. MASSIMILLO Name: ROBERT A. MASSIMILLO Title: VICE PRESIDENT

EXHIBIT 7 to Form T-1

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
ASSETS	In Thousands

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$4,389,492
Interest-bearing balances	3,288,212
Securities:
Held-to-maturity securities	654,763
Available-for-sale securities	17,626,360
Federal funds sold in domestic offices	1,759,600
Securities purchased under agreements to resell	911,600
Loans and lease financing receivables:
Loans and leases held for sale	724,074
Loans and leases, net of unearned income 32,368,718
LESS: Allowance for loan and lease losses 826,505
Loans and leases, net of unearned income and allowance 31,542,213
Trading Assets	7,527,662
Premises and fixed assets (including capitalized leases)	825,706
Other real estate owned	164
Investments in unconsolidated subsidiaries and associated companies	260,940
Customers’ liability to this bank on acceptances outstanding	225,935
Intangible assets
Goodwill	2,027,675

Dollar Amounts
ASSETS	In Thousands

Other intangible assets	75,330
Other assets	4,843,295

Total assets	$76,683,021

LIABILITIES
Deposits:
In domestic offices	$33,212,852
Noninterest-bearing 12,997,086
Interest-bearing 20,215,766
In foreign offices, Edge and Agreement subsidiaries, and IBFs	24,210,507
Noninterest-bearing 595,520
Interest-bearing 23,614,987
Federal funds purchased in domestic offices	375,322
Securities sold under agreements to repurchase	246,755
Trading liabilities	2,335,466
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	959,997
Bank’s liability on acceptances executed and outstanding	227,253
Subordinated notes and debentures	2,090,000
Other liabilities	5,716,796

Total liabilities	$69,374,948

Minority interest in consolidated subsidiaries	540,772
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	1,056,295
Retained earnings	4,463,720
Accumulated other comprehensive income	(112,002)
Other equity capital components	0

Total equity capital	6,767,301

Total liabilities minority interest and equity capital	$76,683,021

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro, Senior Vice President and Comptroller

     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi
Gerald L. Hassell	Directors
Alan R. Griffith